Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Meredith Corporation:

We consent to the incorporation by reference in the registration statement (No. 333‑72635) on Form S-3 and the registration statements (No. 333-87888, No. 333-21979, No. 333-04033, No. 33-2094, No. 2-54974, No. 33-59258, No. 333-125675, No. 333-184992, and No. 333-200138) on Form S-8 of Meredith Corporation of our reports dated August 27, 2020, with respect to the consolidated balance sheets of Meredith Corporation and subsidiaries (the Company) as of June 30, 2020 and 2019, the related consolidated statements of earnings (loss), comprehensive income (loss), shareholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2020, and the related notes and financial statement schedule II - Valuation and Qualifying Accounts, and the effectiveness of internal control over financial reporting as of June 30, 2020, which reports appear in the June 30, 2020 annual report on Form 10‑K of Meredith Corporation.

Our report dated August 27, 2020 refers to a change to the method of accounting for leases.

/s/ KPMG LLP

Des Moines, Iowa
August 27, 2020